Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Lincoln National Corporation and in the related prospectuses listed below:

1.	Forms S-3
a.	Nos. 333-157822 pertaining to the Lincoln National Corporation automatic shelf registration for certain securities,
b.	No. 333-133086 and 333-163672 pertaining to the Jefferson-Pilot Corporation Long Term Stock Incentive Plan,
c.	No. 333-131943 pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan,
d.
Nos. 333-142871 pertaining to the Lincoln National Corporation Amended and Restated Incentive Compensation Plan and 333-159290 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan,

e.	Nos. 333-84728, 333-84728-01, 333-84728-02, 333-84728-03 and 333-84728-04 pertaining to the Lincoln National Corporation shelf registration for certain securities,
f.	No. 333-32667 pertaining to the Lincoln National Corporation 1997 Incentive Compensation Plan, and
g.	Nos. 333-146213 and 33-51415 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Agents;
2.	Form S-4 (No. 333-130226) pertaining to the proposed business combination with Jefferson-Pilot Corporation;
3.	Forms S-8
a.	No. 333-155385 pertaining to the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan,
b.	No. 333-148289 pertaining to the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan,
c.	No. 333-142872 pertaining to the Lincoln National Corporation Stock Option Plan for Non-Employee Directors,
d.	No. 333-133039 pertaining to various Jefferson-Pilot Corporation benefit plans,
e.	Nos. 333-143796 and 333-126452 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees,
f.	No. 333-126020 and 333-161989 pertaining to the Lincoln National Corporation Employees’ Savings and Retirement Plan,
g.	Nos. 333-143795 and 333-121069 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors,
h.	No. 033-58113 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors,
i.	No. 333-105344 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors;

of our reports dated February 25, 2010, with respect to the consolidated financial statements and financial statement schedules of Lincoln National Corporation and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 25, 2010